                         SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, DC 20549

                                     _________

                                      FORM 8-A

                 FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                          SECURITIES EXCHANGE ACT OF 1934

                                     IHOP CORP.
               (Exact Name of Registrant as Specified in its Charter)


                  Delaware                              95-3038279
        (State or other jurisdiction                   (IRS Employer
     of incorporation or organization)              Identification No.)

         525 North Brand Boulevard                      91203-1903
            Glendale, California                        (Zip Code)
  (Address of principal executive offices)


 If this form relates to the                  If this form relates to the
 registration of a class of securities        registration of a class of
 pursuant to Section 12(b) of the             securities pursuant to Section
 Exchange Act and is effective pursuant       12(g) of the Exchange Act and is
 to General Instruction A.(c), please         effective pursuant to General
 check the following box. /X/                 Instruction A.(d), please check
                                              the following box. / /


     Securities Act registration statement file number to which this form relates: Not Applicapable

     Securities to be registered pursuant to Section 12(b) of the Act:

            Title of Each Class               Name of Each Exchange on Which
             to be so Registered              Each Class is to be Registered
        ----------------------------          ------------------------------
        Common Stock, $.01 par value              New York Stock Exchange

     Securities to be registered pursuant to Section 12(g) of the Act:

     None

                   INFORMATION REQUIRED IN REGISTRATION STATEMENT

     Item 1.   Description of Registrant's Securities to be Registered.

               A description of Registrant's Common Stock, par value $.01 per share, is contained in the Registration Statement on Form S-1 (Registration No. 33-40431), filed with the Securities and Exchange Commission on May 13, 1991, under the caption "Description of Capital Stock," which description is incorporated herein by reference.

     Item 2.   Exhibits.

               None.

                                     SIGNATURE

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                        IHOP Corp.



     Dated: September 7, 1999           By   /s/ Mark D. Weisberger
                                             -------------------------------
                                             Name:     Mark D. Weisberger
                                             Title:    Vice President, Legal